Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces 2009 Operating Results
REDDING, California, January 29, 2010/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $813 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced 2009 operating results.
2009 Highlights
•	Diluted EPS of $0.58, up 132% year-over-year

•	Net income of $6.0 million, up $3.8 million or 174% year-over-year

•	Average earning assets up $120.2 million or 19.6% year-over-year

•	Average portfolio loans up $70.6 million or 13.6% year-over-year

•	Average deposits up $93.6 million or 21.2% year-over-year

•	Provision for loan losses of $9.5 million

•	Total risk based capital of 12.96%

•	Cash dividends of $2.3 million paid in 2009
“We decided early on that our best strategy for 2009 was to create an unquestionably strong balance sheet and stay focused on what we do best — Banking — and the results are in. We are very proud of the financial performance of our Company through the current downward economic cycle. Operationally and financially our Company’s performance has exceeded our projections” said Patrick J. Moty, President & CEO.
Financial Performance
While the current economic environment remains extremely challenging, our company provided solid value to our shareholders in 2009. Our Company earned $6.0 million or $0.58 per diluted share reflecting a year-over-year increase exceeding 132%. We declared cash dividends totaling $0.24 per share in 2009, representing a yield of 4.55%.
Management maintained a diligent and aggressive stance in regards to asset quality. The Company provided $9.5 million in loan loss provisions reflecting our continuing proactive and rigid stance in identifying and recognizing impaired credits. While portions of our loan portfolio remain to some extent stressed, our capital position is strong and supportive of continuing organic and strategic growth opportunities.
Our balance sheet grew by $39.5 million or 5.11% on a year-over-year basis; the majority of our asset growth was centered in the loan portfolio. Total loans outstanding at 12/31/09 increased by $98.3 million or 18.9% compared to 12/31/08, illustrating our willingness and commitment to serving our customers and our community.
We funded our asset growth through deposit growth. Total deposits increased $85.2 million or 15.3% over 2008. Deposit generation also assisted in reducing the level of wholesale borrowings by $50.0 million over 12/31/08.

Net Interest Income
The Company’s earnings performance is highly dependent on net interest income. Net interest income increased 35.8% or $7.6 million on a year-over-year basis. Total interest income increased $3.6 million or 9.7% while total interest expense decreased $4.0 million or 24.5%. The aforementioned loan growth coupled with reduced funding costs associated with repricing time deposits and wholesale borrowings were the primary drivers in our year-over-year improvement in net interest income.
Securities Gains
The Company recognized $2.4 million in gains on sale of securities in 2009. This represents an increase of 288% or $1.8 million over 2008. Approximately $51.6 million in available-for-sale securities were sold for liquidity purposes to fund loan growth and reduce the level of wholesale borrowings.
Management does not consider securities gains as a source of recurring income.
Non-interest Income
Non-interest income includes service charges on deposit accounts, payroll processing fees, earnings on key life investments, gains on the sale of securities investments, and mortgage brokerage fee income. Non-interest income for 2009 was $10.1 million or 19.6% of the Company’s total gross revenues as compared to $2.6 million and 6.5% of total gross revenues in 2008. The $7.5 million increased is primarily due to an increase in mortgage brokerage fee income associated with our purchase of an equity interest in the Simonich Corporation (See Acquisition below) and the $1.8 million increase in securities gains over 2008.
Non-Interest Expense
Non-interest expense increased $5.3 million or 34.8% to $20.6 million in 2009. The increase is associated with our purchase of an equity interest in the Simonich Corporation, and is centered in salaries and related benefits and other general operating expenses. In addition, FDIC insurance assessments increased $891,000 or 233% over 2008.
Return on Average Assets/ Average Equity
The Company’s return on average assets (ROA) improved significantly in 2009. Net income increased $3.8 million or 174% over 2008 improving our ROA to 0.75% as compared to an ROA of 0.33% at year-end 2008. Return on average equity likewise improved to 9.01% at 12/31/09 compared to 4.99% at 12/31/08.
Acquisition
During the second quarter, the Company completed a business combination with Simonich Corporation resulting in a 51% equity position. The agreement was dated May 15, 2009. The total price of the purchase was $2.5 million, with $1.5 million paid at closing and the additional $1.0 million to be earned-out over a period of three years based upon delivering an established level of profits. It is possible to earn out the $1.0 million in a shorter period of time if the profit levels exceed expectations. As a result of the Company obtaining a controlling interest in Simonich Corporation, the new company was rebranded as Bank of Commerce Mortgage™.

The operating results of Bank of Commerce Mortgage™ have been consolidated with the Company as of the date of acquisition through 12/31/09. Bank of Commerce Mortgage™ originates and sells mortgage loans.
Loans
Total loans, the single largest asset class of the Company, grew by $98.3 million or 18.9% over year-end 2008.
On April 17, 2009, the Company completed a “Loan Swap” transaction which included the purchase of a portfolio of performing real estate loans with an outstanding balance of $80.4 million. The real estate loan portfolio was purchased from a private equity firm in exchange for a combination of approximately $14.0 million in non-performing loans and cash. Management believes this transaction has strengthened the Company’s balance sheet while also providing diversification in its loan portfolio.
Asset Quality
While we continue to advance loans to credit-worthy borrowers, segments of the Company’s loan portfolio remained strained. The Commercial and Industrial portfolio experienced deterioration in 2009 while our real estate development properties and construction related lending are showing some signs of stabilization. Nevertheless, our loan portfolio remains susceptible to additional weakening in real estate values and continuing deterioration in the general economy.
Our Company provided $9.5 million in provisions for loan and lease losses compared to $6.5 million a year ago. The Company’s allowance for loan losses was 1.86% of total loans at December 31, 2009 compared to 1.60% of total loans a year ago. Elevated provisions are associated with an aggressive reclassification of loans and management’s assertive approach in recognizing impaired loans.
Net charge-offs were $6.6 million at December 31, 2009 compared to approximately $6.3 million in 2008. The charge-offs were centered in commercial and industrial loans, and real estate loans. We are committed to working with, and finding potential solutions, when our customers experience financial difficulties.
Two properties were taken into other real estate owned (OREO) during 2009, and no write downs were recorded. During fiscal year 2009 one of the respective properties was sold, resulting in a $20,251 gain on sale. OREO was $2.8 million at December 31, 2009 versus $2.9 million at December 31, 2008.
As of December 31, 2009, non-performing assets represents 1.65% of total assets compared to 2.98% a year ago.
Deposits
The Company’s primary funding source, deposits, grew by $85.2 million or 15.3% over 2008; the deposit growth was centered in certificates of deposit followed by interest-bearing checking accounts. Management primarily attributes deposit growth to the current economic environment and general concerns with alternative investments. Therefore, it is reasonably possible that with an economic recovery, our customers could migrate back into these other asset classes.

Capital
The capital ratios of the Company continue to be well above the well-capitalized guidelines established by bank regulatory agencies. Total risk-based capital to risk-weighted assets was 12.96% at December 31, 2009.
Liquidity
Our Company continues to maintain a relatively low-risk, liquid and valuable available-for-sale investment portfolio. This resource is utilized as a source of liquidity as opportunities to reposition the balance sheet present themselves.
The Company’s consolidated liquidity position remains ample to meet short-term and long-term future contingencies. At December 31, 2009, the Company had available cash equivalents of $56.3 million, non-pledged security investments of $24.4 million, available lines of credit at the Federal Home Loan Bank of approximately $30.0 million, and a federal funds borrowing line with correspondent bank of $10.0 million.
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™.
The Company is a federally insured California banking corporation and opened on October 22, 1982.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales.

This quarterly press release includes forward-looking information, which is subject to the “safe harbor” created by the Securities Act of 1933, and Securities Act of 1934. These forward-looking statements (which involve the Company’s plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors:
•	Competitive pressure in the banking industry and changes in the regulatory environment.

•	Changes in the interest rate environment and volatility of rate sensitive assets and liabilities.

•	The health of the economy declines nationally or regionally which could reduce the demand for loans or reduce the value of real estate collateral securing most of the Company’s loans.

•	Credit quality deteriorates which could cause an increase in the provision for loan losses.

•	Losses in the Company’s merchant credit card processing business.

•	Asset/Liability matching risks and liquidity risks.

•	Changes in the securities markets.
For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and under the heading:
“Risk factors that may affect results” and subsequent reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BANK OF COMMERCE HOLDINGS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 (unaudited) and 2008

	2009	2008
ASSETS
Cash and due from banks	$36,902,278	$10,216,062
Interest bearing due from banks	$30,347,615	$23,500,000
Federal funds sold and securities purchased under agreements to resell	990,000	51,475,000

Cash and cash equivalents	68,239,893	85,191,062
Securities available-for-sale (including pledged collateral of $55,672,267 at December 31, 2009 and $68,735,000 at December 31, 2008)	80,062,136	131,686,600
Loans, net of the allowance for loan and lease losses of $11,207,213 at December 31, 2009 and $8,429,383 at December 31, 2008	590,022,710	518,946,461
Mortgage held for sale, at fair value	27,288,423	0
Bank premises and equipment, net	9,979,565	7,738,060
Goodwill	3,727,052	0
Other Real Estate Owned	2,879,956	2,934,151

Other assets	31,206,411	27,717,626

TOTAL ASSETS	$813,406,146	$774,213,960

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand — noninterest bearing	$69,447,731	$79,988,122
Demand — interest bearing	163,813,660	143,871,441
Savings accounts	65,413,991	67,135,736
Certificates of deposit	341,788,698	264,286,604

Total Deposits	640,464,080	555,281,903

Securities sold under agreements to repurchase	9,620,867	13,853,255
Federal Home Loan Bank borrowings	70,000,000	120,000,000
Other liabilities	9,049,555	7,036,161
Junior subordinated debt payable to unconsolidated subsidiary grantor trust	15,465,000	15,465,000

Total liabilities	744,599,502	711,636,319

Commitments and contingencies

Stockholders’ equity:
Preferred stock (liquidation preference of $1,000 per share; issued 2008); 2,000,000 shares authorized; 17,000 shares issued and outstanding in 2009 and 2008	16,641,016	16,551,268

Common stock, no par value; 50,000,000 shares authorized; 8,711,495 shares issued and outstanding in 2009 and 2008	9,730,284	9,649,673
Common Stock Warrant	448,732	448,732
Retained earnings	39,003,734	36,008,865
Accumulated other comprehensive income (loss), net of tax	657,662	(80,897)

Total Equity — Bank of Commerce Holdings	66,481,428	62,577,641
Non controlling interest in subsidiary	2,325,216	0

Total stockholders’ equity	68,806,644	62,577,641

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$813,406,146	$774,213,960

BANK OF COMMERCE HOLDINGS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007
Interest income:
Interest and fees on loans	$35,860,336	$33,582,112	$36,134,170
Interest on tax-exempt securities	1,164,344	1,196,662	1,228,944
Interest on U.S. government securities	3,449,909	2,468,749	3,084,672
Interest on federal funds sold and securities purchased under agreement to resell	31,737	303,227	680,578
Interest on other securities	822,673	138,645	89,686

Total interest income	41,328,999	37,689,395	41,218,050

Interest expense:
Interest on demand deposits	1,014,554	2,172,704	2,735,170
Interest on savings deposits	962,774	1,576,351	1,215,920
Interest on certificates of deposit	7,628,282	8,552,217	10,570,776
Interest on securities sold under repurchase agreements	50,503	172,743	1,177,417
Interest on FHLB borrowings	1,833,181	2,811,982	2,421,636
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trusts	846,072	1,056,284	1,084,990

Total interest expense	12,335,366	16,342,281	19,205,909

Net interest income	28,993,633	21,347,114	22,012,141
Provision for loan and lease losses	9,475,000	6,520,000	3,291,250

Net interest income after provision for loan and lease losses	19,518,633	14,827,114	18,720,891

Noninterest income:
Service charges on deposit accounts	390,263	311,266	277,769
Payroll and benefit processing fees	452,037	452,852	382,738
Earnings on cash surrender value — Bank owned life insurance	418,265	340,220	331,251
Life Insurance policy benefits		—	2,400,000
Net gain (loss) on sale of securities available-for-sale	2,437,575	627,879	45,670
Net loss on sale of derivative swap transaction	—	(225,442)	—
Net gain on sale of loans	340,621	—	—
Merchant credit card service income, net	296,551	364,391	388,438
Mortgage brokerage fee income	5,327,256	21,019	49,995
Other income	400,866	731,233	658,893

Total noninterest income	10,063,434	2,623,418	4,534,754

Noninterest expense:
Salaries and related benefits	10,881,865	7,750,980	8,665,679
Occupancy and equipment expense	2,655,376	2,500,557	2,372,617
OREO expense	163,724	735,000	—
FDIC insurance premium	1,274,416	382,722	51,077
Data processing fees	282,429	276,165	395,558
Professional service fees	819,960	667,015	1,027,671
Payroll processing fees	114,393	115,932	107,856
Deferred compensation expense	478,175	461,640	411,191
Stationery and supplies	185,206	262,087	256,799
Postage	146,719	133,909	137,740
Directors’ expenses	298,596	293,918	311,777
Other expenses	3,322,805	1,715,747	2,005,729

Total noninterest expense	20,623,664	15,295,672	15,743,694

Income before provision for income taxes	8,958,403	2,154,860	7,511,951
Provision (Benefit) for income taxes	2,689,698	(39,526)	1,405,053

Net Income	$6,268,705	$2,194,386	$6,106,898
Less: Net income attributable to non-controlling interest	263,405	—	—
Net Income attributable to Bank of Commerce Holdings	$6,005,300	$2,194,386	$6,106,898

Less: preferred dividend and accretion on preferred stock	942,109	—	—
Income available to common shareholders	5,063,191	2,194,386	6,106,898
Basic earnings per share	$0.58	$0.25	$0.69
Weighted average shares — basic	8,711,495	8,712,873	8,857,627
Diluted earnings per share	$0.58	$0.25	$0.68
Weighted average shares — diluted	8,711,495	8,724,550	8,937,736
Cash Dividends declared	$0.24	$0.32	$0.32

Average Balances, Interest Income/Expense and Yields/Rates Paid
Years Ended December 31,

(Dollars in thousands)		2009			2008			2007
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Interest Earning Assets
Portfolio loans	$589,336	$35,860	6.08%	$518,759	$33,582	6.47%	$437,217	$36,134	8.26%
Tax-exempt securities	28,834	1,164	4.10%	24,399	1,197	4.91%	30,727	1,229	4.00%
US government securities	8,606	343	3.99%	13,637	553	4.06%	26,782	1,112	4.15%
Mortgage backed securities	53,722	3,107	5.78%	37,328	1,916	5.13%	43,122	1,973	4.58%
Federal funds sold	13,438	32	0.24%	17,987	303	1.68%	13,099	681	5.20%
Other securities	41,305	823	1.99%	2,918	139	4.76%	2,000	90	4.50%

Average Earning Assets	$735,241	$41,329	5.62%	$615,028	$37,690	6.13%	$552,947	$41,219	7.45%
Cash & due from banks	26,841			16,298			14,273
Bank premises and fixed assets	10,322			11,097			10,155
Other assets	40,639			19,866			17,986

Average Total Assets	$804,211			$662,289			$595,361

Interest Bearing Liabilities
Interest bearing demand	$145,542	$1,015	0.70%	$138,743	$2,173	1.57%	$121,281	$2,735	2.26%
Savings deposits	62,846	963	1.53%	56,914	1,576	2.77%	39,565	1,216	3.07%
Certificates of deposit	317,417	7,628	2.40%	234,493	8,552	3.65%	215,511	10,571	4.91%
Repurchase Agreements	11,006	51	.046%	13,043	173	1.33%	32,237	1,177	3.65%
Other borrowings	122,057	2,678	2.19%	98,518	3,868	3.93%	62,095	3,507	5.65%

Average Interest Liabilities	$658,868	12,335	1.87%	$541,711	$16,342	3.02%	$470,689	$19,206	4.08%
Noninterest bearing Demand	69,250			70,933			72,545
Other liabilities	9,467			5,660			6,502
Stockholders’ equity	66,626			43,985			45,625

Average Liabilities and Stockholders’ equity
	$804,211			$662,289			$595,361

Net Interest Income and Net Interest Margin		$28,994	3.94%		$21,348	3.47%		$22,013	3.98%

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
     Portfolio Loan Mix
     During the past two years, we have restructured our loan portfolio, reducing our concentration in commercial real estate loans, especially construction and land development loans, and maintained our strengths in commercial and industrial loans. In addition, in April 2009, we entered into a loan sale and purchase agreement with a third party whereby we purchased an $80.6 million pool of first mortgage loans made to legal U.S. residents who do not have a social security number (“ITIN loans”). These were seasoned, performing loans carrying an average balance of $86,000 and a yield of 7.44%. As of December 31, 2009 and 2008, our loan portfolio consisted of the following types of loans:

	December 31, 2009		December 31, 2008
	Dollar Amount	Percentage of Total	Dollar Amount	Percentage of Total
Loan Type	(in thousands)	Loans	(in thousands)	Loans

Commercial and financial loans	$133,078	22.13%	$164,083	31.11%
Real estate – construction loans	59,524	9.90%	84,218	15.97%
Real estate – commercial (investor)	197,023	32.77%	147,868	28.03%
Real estate – commercial (owner occupied)	63,001	10.48%	70,046	13.28%
Real estate – ITIN loans	78,250	13.01%	—	0.00%
Real estate – mortgage	20,526	3.41%	20,285	3.85%
Real estate – other	45,601	7.58%	39,915	7.57%
Installment	2,223	0.37%	145	0.02%
Other loans	2,211	0.37%	903	0.17%

Loans	$601,437	100.00%	$527,463	100.00%
Nonperforming loans
The following table sets forth a summary of the Company’s nonperforming and impaired loans and other assets as of the dates indicated:

(Dollars in thousands)		As of December 31,
	2009	2008	2007	2006	2005

Nonaccrual loans	$7,667	$20,154	$12,409	$0	$372
90 days past due and still accruing interest	2,885	0	0	0	0

Total nonperforming loans	10,552	20,154	12,409	0	372

Other real estate owned	2,880	2,934	0	0	0

Total nonperforming assets	$13,432	$23,088	$12,409	$0	$372

The Company’s practice is to place an asset on nonaccrual status when one of the following events occurs: (i) Any installment of principal or interest is 90 days or more past due (unless management’s opinion reflects that the loan is well-secured and in the process of collection), (ii) management determines the ultimate collection of principal or interest to be unlikely or (iii) the terms of the loan have been renegotiated due to a serious weakening of the borrower’s financial condition.
Nonperforming loans may be on nonaccrual, are 90 days past due and still accruing, or have been restructured. Accruals are resumed on loans only when they are brought fully current with respect to interest and principal and when the loan is estimated to be fully collectible. Restructured loans are those loans on which concessions in terms have been granted due to the borrower’s financial or legal difficulties. Nonaccrual loans consisted of fourteen credits at year end 2009. The gross interest income that would have been recorded during the period had the loans been current in accordance with their original terms was approximately $319,485. Interest collected prior to non-accrual status was approximately $162,510.
The Company’s OREO as of year-end 2009 consisted of one mixed-use development property and two real estate loans valued at $2.7 million, $32,900 and $74,000 respectively; 2008 reflected OREO of one mixed-use development property valued at $2.9 million, and $0 for 2007.

BANK OF COMMERCE HOLDINGS & SUBSIDIARIES
Quarterly Financial Condition Data (unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands, except for per share data	2009	2009	2009	2009	2008

Interest income:
Interest and fees on loans	$9,184	$9,355	$9,272	$8,049	$8,028
Interest on tax-exempt securities	311	278	279	296	313
Interest on U.S. government securities	676	628	954	1,192	873
Interest on federal funds sold and securities repurchased under agreements to resell	1	1	5	25	39
Interest on other securities	266	309	131	117	81

Total interest income	10,438	10,571	10,641	9,679	9,334
Interest expense:
Interest on demand deposits	229	240	239	307	411
Interest on savings deposits	221	223	238	281	383
Interest on certificates of deposit	1,906	1,978	1,900	1,881	1,975
Securities sold under repurchase agreements	13	13	11	14	22
Interest on FHLB and other borrowings	356	514	539	581	638
Interest on junior subordinated debt payable to unconsolidated subsidiary grantor trust	24	234	216	215	263

Total interest expense	2,749	3,165	3,143	3,279	3,692
Net interest income	7,689	7,406	7,498	6,400	5,642
Provision for loan and lease losses	3,150	1,844	3,056	1,425	3,620
Net interest income after provision for loan and lease losses	4,539	5,562	4,442	4,975	2,022
Noninterest income:
Service charges on deposit accounts	94	108	96	92	108
Payroll and benefit processing fees	105	109	104	134	118
Earnings on cash surrender value — bank owned life insurance	107	108	117	86	86
Net gain on sale of securities available—for—sale	454	506	1,074	404	33
Net gain on sale of loans	1	0	340	—	—
Merchant credit card service income, net	68	80	75	74	85
Mortgage brokerage fee income	2,112	1,913	1,302	—	4
Other income	119	120	87	75	156

Total noninterest income	3,060	2,944	3,195	865	590
Noninterest expense:
Salaries and related benefits	3,209	2,902	2,644	2,127	2,001
Occupancy and equipment expense	1,339	1,124	730	572	1,339
FDIC insurance premium	279	421	301	273	99
Data processing fees	51	52	68	111	52
Professional service fees	146	220	295	159	270
Payroll processing fees	26	27	27	34	30
Deferred compensation expense	118	118	123	119	120
Stationery and supplies	44	62	26	53	70
Postage	36	0	76	81	30
Directors’ expense	67	75	120	37	71
Other expenses	802	653	483	394	425

Total noninterest expense	6,116	5,654	4,893	3,960	4,507
Income (loss) before provision for income taxes	1,483	2,852	2,744	1,880	(1,895)
Provision (benefit) for income taxes	43	1,010	1,027	610	(1,237)
Less: Income non-controlling interest	(33)	(129)	101	—	—

Net income (loss)	$1,407	$1,713	$1,616	$1,270	$(658)

Less preferred dividend and accretion on preferred stock	$(235)	(235)	$(235)	$(237)	$(0)
Income available to common shareholders	$1,172	$1,478	$1,381	$1,033	$(658)
Basic earnings (loss) per share	$0.13	$0.17	$0.16	$0.12	$(0.07)
Weighted average shares — basic	8,711	8,711	8,711	8,711	8,755
Diluted earnings (loss) per share	$0.13	$0.17	$0.16	$0.12	$(0.07)
Weighted average shares — diluted	8,711	8,711	8,712	8,711	8,802
Cash dividends per share	$0.06	$0.12	$0.00	$0.06	$0.08